Exhibit 1

                        WITS BASIN PRECIOUS MINERALS INC.
              SUBSCRIPTION AGREEMENT AND INVESTMENT REPRESENTATION

                       UNITS OF COMMON STOCK AND WARRANTS

Wits Basin Precious Minerals Inc.
800 Nicollet Mall, Suite 2690
Minneapolis, MN   55402

Ladies and Gentlemen:

      The undersigned represents that, if an individual, he/she is of legal age, and hereby subscribes for _________________ "Units," each Unit consisting of One
(1) share of common stock, par value $.01 per share (the "Common Stock") of Wits Basin Precious Minerals Inc., a Minnesota corporation (the "Company"), and one-half of a (1) one-year warrant to purchase one share of common stock at a price of $0.75 per share (the "Warrants" and together with the Units, the "Securities"). The aggregate purchase price of the Securities shall be $_________ (the "Purchase Price"). The shares of Common Stock underlying the Units shall be referred to herein as the "Shares." Details of this Offering are in the Term Sheet, attached herewith as Exhibit A. The undersigned acknowledges that this Subscription Agreement and Letter of Investment Representations is contingent upon the acceptance in whole or in part by the Company.

      THE UNDERSIGNED ACKNOWLEDGES THAT AN INVESTMENT IN THE COMPANY IS HIGHLY SPECULATIVE, INVOLVES A HIGH DEGREE OF RISK AND IMMEDIATE DILUTION AND IS SUITABLE ONLY FOR PERSONS WHO CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT.

      This subscription is made in connection with the Company's offering (the "Offering") of a minimum of 5,000,000 Units (the "Minimum") and a maximum of 7,000,000 Units (the "Maximum") and is subject to the following terms and conditions:

      1. Right of Rejection. This subscription is made subject to the right of the Company to reject any subscription in whole or in part.

      2. Purchase Price. In payment for the Units, the undersigned hereby delivers the sum equal to the number of Units purchased multiplied by $0.25 (the "Purchase Price").

      3. Payment Instructions:

Method of Payment for Canadian Purchasers:

Payment for the Units shall be made by bank wire transfer, certified cheque, or bank draft (without deduction of bank service charges or otherwise) payable to "IBK Capital Corp., US Trust Account #1". The entire subscription price for all Units must be paid at the time of subscription. In the case of a bank wire transfer, funds should be wired to:


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ACCOUNT NAME:                       IBK CAPITAL CORP, US TRUST ACCOUNT #1
Bank:                               TD Canada Trust
                                    Toronto Dominion Centre Branch
                                    55 King Street West
                                    Toronto, Ontario, Canada M5K 1A2
TD's Swift Code:                    TDOMCATT TOR
Transit #:                          10202-004
Account Name Beneficiary:           IBK Capital Corp., US Trust Account #1

US Trust Account #:                 0690-7357673

Method of Payment for Non-Canadian Purchasers:

Payment for the Units shall be made by bank wire transfer, certified cheque, or bank draft (without deduction of bank service charges or otherwise) payable to "Maslon Edelman Borman & Brand". The entire subscription price for all Units must be paid at the time of subscription. In the case of a bank wire transfer, funds should be wired to:

Bank Name:           US Bank, N.A., 800 Nicollet Mall, Minneapolis, MN 55402
Routing #:           091000022
Account #:           793400110
Account Name:        Maslon Edelman Borman & Brand Trust Account
Attention:           WITS BASIN

      4. Registration Instructions:

The undersigned hereby directs that the certificates representing the Units shall be delivered as indicated above at the time of the closing and shall be registered as follows:


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                                     (Name)


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                      (Address, City, Postal Code, Country)


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      5. Delivery Instructions. The Company is authorized to deliver the Units to:


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                                     (Name)


--------------------------------------------------------------------------------
                      (Address, City, Postal Code, Country)

Attention:
           ---------------------------------------------------------------------
                           (Contact and Phone Number)

      6. Representations and Warranties of Subscriber. The undersigned acknowledges, warrants, and represents as follows:

      (a) I have, either alone or with the assistance of my professional advisor, sufficient knowledge and experience in financial and business matters that I believe myself capable of evaluating the merits and risks of the prospective investment in the Units.

      (c) I have obtained, to the extent I deem necessary, professional advice with respect to the risks inherent in investment in the Units, the suitability of the investment in light of my financial condition and investment needs, and legal, tax and accounting matters.

      (d) I have been given access to full and complete information regarding the Company, including without limitation, , (i) the Company's Annual Report on Form 10-K for the year ended December 31, 2002 filed with the Securities and Exchange Commission (the "SEC") on March 31, 2003, (ii) the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2003 (the "First Quarter 10-Q"), and
            (iii) the Company's Amendment to Current Report on Form 8-K/A dated March 14, 2003 and filed on May 27, 2003, and (iv) the Company's Current Report on Form 8-K dated June 26, 2003 and filed on July 1, 2003; and have utilized such access to my satisfaction to verify any information I may have sought relating to the Company and relevant to my investment decision. I have been given the opportunity to discuss all material aspects of this transaction with representatives of the Company and any questions asked have been answered to my full satisfaction.

      (e) I recognize that investment in the Units involves a high degree of risk, that the purchase of the Units is a long-term investment, that transferability and sale of the Units are restricted in many ways, and that I could sustain a total loss of my investment. I have carefully reviewed the Risk Factors in the Company's Annual Report on Form 10-K, the Company's First Quarter 10-Q and those additional Risk Factors attached hereto as Exhibit B.

      (f) I am an "Accredited Investor" as defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended (the "Securities Act"). This representation is based on the following (check one or more, as applicable):


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      ___  (1)    I have had an individual income in excess of $200,000 in each of the two most recent years or joint income with my spouse in excess of $300,000 in each of the two most recent fiscal years and reasonably expect reaching the same income level in the current year; or

      ___  (2)    As of the date hereof, I (either individually or with my
                  spouse) have a net worth in excess of $1,000,000; or

      ___  (3)    I am a director or executive officer of the Company; or

      ___  (4)    The undersigned is a corporation or partnership not formed for the specific purpose of acquiring the Units and has total assets in excess of $5,000,000.

      ___  (5)    The undersigned, if not an individual, is an entity all of whose equity owners meet one of the tests set forth in (1) through (4) above (if relying on this category alone, each equity owner must complete a separate copy of this Agreement).

      (g) I have ____/have not _____ used the services of a purchaser representative in connection with this investment. If I have used a purchaser representative I have received a fully completed and executed Purchaser Representative Questionnaire.

      (h) I am not relying upon the Company with respect to the economic considerations involved in determining to make an investment in the Units.

      (i) I have no need for immediate liquidity with respect to my investments and have sufficient income to meet my current and anticipated obligations. The total loss of the Purchase Price being paid herewith would not cause financial hardship to me and would not adversely affect my current standard of living. In addition, my overall commitment to investments which are not readily marketable is not disproportionate to my net worth and my investment in the Units will not cause such overall commitment to become excessive.

      7. Investment Purpose of Subscriber. I represent and warrant that it is my intention to acquire the Units for my own account for investment purposes and not with a view to resale in connection with any distribution thereof.

      In order to assure the Company that I have no present intention to resell or dispose of the Units, I hereby represent and warrant the following facts:

      (a) I am domiciled in the State of _____________ or Country of ______________ and intend to receive and hold the Units for my personal account.

      (b) I have no contract, undertaking, agreement or arrangement with any person or company to sell or transfer the Units to any such person or company or to have any such person or company sell the Units on my behalf.


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      (c)   I am not aware of any occurrence, event, or circumstance upon the happening of which I intend to transfer or sell the Units and I do not have any present intention to transfer or sell the Units after a lapse of any particular period of time.

      (d) I have been informed that in the view of some state securities commissions, a purchase now with an intent to resell, by reason of any foreseeable specific contingency or anticipated change in market values, or any change in the condition of the Company, or that of the industry, or in connection with a contemplated liquidation or settlement of any loan obtained for the acquisition of the Units, would represent a purchase with an intent inconsistent with the representations set forth above, and that such state securities commissions might regard such sale or disposition as a deferred sale with regard to which an exemption from registration is not available.

      (e) I further represent and agree that if, contrary to the foregoing representations and warranties, I should later desire to dispose of or transfer any of the Units in any manner, I shall not do so without first obtaining an opinion of counsel satisfactory to the Company that such proposed disposition or transfer may be made lawfully without the registration of the Units pursuant to the Securities Act and applicable state laws.

      8. Registration Status of Securities. I understand that the Units to be issued hereunder have not been registered under the Securities Act or under applicable state securities acts, on the grounds that the Units are being issued in a transaction involving a limited group of knowledgeable investors fully familiar with the affairs and proposed operations of the Company and not involving a public offering and that, consequently, such transaction is exempt from registration under the Securities Act and state securities acts.

      In that regard, I understand that the Units may not be sold, transferred or otherwise disposed of except pursuant to an effective registration statement or appropriate exemption from registration under applicable state law and, as a result, I may be required to hold the Units for an indefinite period of time. Except as described above, I understand that the Company has not agreed to register the Units for distribution in accordance with the provisions of the Act or state law, and that the Company has not agreed to comply with any exemption under the Act or state law for the resale of the Units.

      I understand that the Units have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission.

      I acknowledge that the Company will rely on my representations herein as a basis for the exemption from registration. I agree to indemnify the Company for and from any claim, liability, cost or expense, including reasonable attorneys' fees, arising from any unlawful sale by me or offer by me to sell or transfer any of the Units subscribed for hereby.

      I understand that no assurance can be made that any of the Units can be resold at any price. I understand that no representations or warranties of any kind are intended nor should any be inferred with respect to the economic viability of this investment or with respect to any benefits which may accrue to investment in the Company. I understand that the Company, its directors, officers and employees, do not in any way represent, guarantee or warrant any economic gain or profit with regard to the business or that favorable income tax consequences will flow therefrom.


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      9. Legend on Certificates to be Issued. I understand and acknowledge that the certificates representing the Shares and Warrants subscribed for hereby and to be issued by the Company upon acceptance of this Subscription Agreement, will contain substantially the following legend:

      "The Shares represented by this Certificate has not been registered under the Securities Act of 1933, as amended, or any state Blue Sky law. Such Shares have been acquired by the registered holder hereof for his or her own account for investment purposes and may not be sold, transferred or otherwise disposed of for value, except pursuant to registration under all applicable securities laws or the receipt by the Company of an opinion of counsel, satisfactory in form and substance to the Company, that registration is not required under such securities laws."

      Registration Rights. The Company agrees to file a "resale" registration statement (the "Registration Statement") with the United States Securities and Exchange Commission ("SEC") on an appropriate form and to include therein the Common Stock included in the Units and the Common Stock purchasable by the undersigned upon the exercise of the Warrant, to allow the resale of such Securities by the undersigned, and to use its best efforts to cause the Registration Statement to become effective within ninety (90) days from the date of issuance of the Securities. In the event the Registration Statement has not been declared effective by the SEC within one hundred twenty (120) days following the termination of the Offering by the Company, the Company shall be obligated to promptly pay the undersigned a penalty equal to 1/5 of a share of Common Stock for each Unit purchased hereby. The Company shall bear all expenses and fees incurred in connection with the preparation, filing, and amendment of the Registration Statement with the Commission, except that the undersigned shall pay all fees, disbursements and expenses of any counsel or expert retained by the undersigned and all underwriting discounts and commissions, filing fees and any transfer or other taxes relating to the Securities included in the Registration Statement. The undersigned agrees to cooperate with the Company in the preparation and filing of any Registration Statement, and in the furnishing of information concerning the undersigned for inclusion therein, or in any efforts by the Company to establish that the proposed sale is exempt under the 1933 Act as to any proposed distribution. The undersigned understands that if the Company has not received such information requested by the Company in the Registration Notice within 20 days after undersigned's receipt thereof, the Company shall have no obligation to include any of undersigned's Securities in the Registration Statement.

      11. Redemption - The Warrant shall be redeemable in whole at the option of the Corporation for [$.01 per share] in the event that (i) the average of the high and low trading prices is equal to or greater than $1.50 for at least 10 consecutive trading days during the term of the Warrant; and (ii) a registration statement enabling the resale of the Shares (as described in paragraph 8 above) has been declared effective by the Securities and Exchange Commission. The Corporation shall give the undersigned at least ten days prior written notice of its intent to redeem the Warrant, at the address of the undersigned as last recorded on the Corporation's records, which notice shall state the record date fixed for the redemption and the place designated for the surrender of the Warrant. Following any such redemption, the Warrant, unless previously exercised, shall be null and void.

      12. Additional Information Available. I acknowledge that the Company has provided me with access to such other information as I have deemed necessary or important in my evaluation of the investment in the Units.


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      13. Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and to the successors and assigns of the Company and to the personal and legal representatives, heirs, guardians, successors, and permitted assignees of the undersigned.

      14. Entire Agreement. This instrument contains the entire agreement of the parties, and there are no representations, covenants or other agreements except as stated or referred to herein.

      15. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota.

      I further acknowledge that I have determined that an investment in the Units is appropriate for me, in view of my overall financial condition.


Dated:  ______________, 2003.


---------------------------------   -----------------------------------
Signature                                   Signature


---------------------------------   -----------------------------------
Name Typed or Printed               Name Typed or Printed

                                   ACCEPTANCE

      On behalf of Wits Basin Precious Minerals Inc., the undersigned authorized officer hereby accepts this Subscription and agrees to issue a certificate representing _____________ Units consisting of Shares of Common Stock and Warrants to the foregoing subscriber.


Dated:  __________________, 2003.


WITS BASIN PRECIOUS MINERALS INC.


By_____________________________________

Name:__________________________________

Title:_________________________________


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                             SUBSCRIBER INFORMATION


-------------------------------------     -------------------------------------
Name                                      Name


-------------------------------------     -------------------------------------
Tax Identification or Social Security     Tax Identification or Social Security
Number                                    Number


------------------------------------

------------------------------------

------------------------------------
Residence Address

------------------------------------

------------------------------------

------------------------------------
Mailing Address (for registration
on books of the Company)

Type of Ownership (Check One):

|_|   Individual Ownership                |_|    Joint Tenants with right of
                                                 Survivorship

|_|   Trust or Estate (Describe, and      |_|    Tenants-in-Common (both parties
      enclose authority)                         must sign)

|_|   Other
      (explain):
                -----------------
      -----------------------------


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                                    EXHIBIT A

                                   TERM SHEET

No securities commission or other similar regulatory authority has passed on the merits of the securities offered herein nor has it reviewed this Term Sheet and any representation to the contrary is an offence. This Term Sheet is not, and under no circumstances is to be interpreted as, a prospectus, public information or advertisement of the securities described herein. Reference should be made to the subscription agreement, which terms shall govern.

Private Placement                                              September 4, 2003

                        WITS BASIN PRECIOUS MINERALS INC.

                           PRIVATE PLACEMENT OF UNITS

                        Minimum Offering - US $1,250,000
                        Maximum Offering - US $1,750,000

Issuer:                       Wits Basin Precious Minerals Inc. (the "Company")

Issue: The Company intends to raise a minimum of US$1,250,000 and a maximum of US$1,750,000 from the issuance of Units of the Company at a price of US$0.25 per Unit, each Unit consisting of one common share and one-half of one common share purchase warrant. Each whole common share purchase warrant (a "Warrant") is exercisable on or before August 31, 2004 for one common share upon payment of US$0.75 per common share.


Outstanding Share Capital:    The Company currently has 17,057,181 common shares
                              issued and outstanding. It has reserved 7,000,000 common shares for issuance of the Units, and a further 3,750,000 common shares for issuance upon exercise of the Warrants attached to the units. In addition, there are currently 16,733,594 common shares reserved for issuance on the exercise of outstanding stock options and/or warrants.

Use of Proceeds: Proceeds from the issuance of the Units will be used to fund exploration on the Company's FSC Farm-In Project with Kwagga Gold (Proprietary) Limited and for general working capital purposes including general and administrative expenses.

Commission:                   The Company may engage registered securities
                              dealers or finders ("Agents") to distribute the Units. The total amount of commission payable to the Agents will not exceed 10%.
                              The commission may be paid in cash from the Company's working capital or common shares


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                              of the Company priced at US$0.25 per share
                              or any combination of the above, subject to regulatory approval.

Offering Jurisdictions:       The Units are being offered to residents of such
                              jurisdictions as the Company may approve
                              (collectively, the "Qualifying Jurisdictions").

Qualification for
Subscription:                 Subscribers must qualify as exempt
                              purchasers pursuant to the exemptions from prospectus and/or registration requirements of their respective jurisdictions of residence. The Company reserves the right to reject any subscriptions at its sole discretion.

Resale Restrictions:          The Units will be issued pursuant to exemptions
                              from prospectus requirements and will be subject to resale restrictions under the securities laws of the Qualifying Jurisdictions.

Registration Rights:          The Company will use its best efforts to cause the
                              shares and the shares underlying the warrants to be registered for resale within 90 days from the Closing. The Company will pay each Subscriber a penalty equal to 1/5 of a share for each Unit purchased in the event such registration has not occurred within 120 days of the final termination of the Offering.

Costs and Expenses:           Whether or not the Offering is completed,
                              offering costs and expenses are to be borne by the Company, including the fees and disbursements of its designated legal counsel, payable on Closing.

Closing Date:                 All subscriptions must be received by
                              September 19, 2003, or such later date as the Company determines and the closing will take place on or before September 24, 2003 or such other date(s) as may be determined by the Company.

Regulatory Approval:          All terms contained herein are subject to
                              regulatory approvals where necessary.


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                                    EXHIBIT B

                             ADDITIONAL RISK FACTORS

An investment in the Units involves certain risks. The following risk factors, as well as the other information contained in the Term Sheet and in the documents incorporated by reference herein, should be considered carefully by prospective investors.

Fluctuations in Gold Prices

The Corporation's development efforts and the profitability of the Corporation's operations once commenced, will be significantly affected by changes in the market price of gold. Mine production and the willingness of third parties such as central banks to sell or lease gold affect the supply of gold. Demand for gold can be influenced by economic conditions, attractiveness as an investment vehicle and the relative strength of the US dollar and local investment currencies. Other factors include the level of interest rates, exchange rates, inflation and political stability. The aggregate effect of these factors is impossible to predict with accuracy. Gold prices are also affected by worldwide production levels. In addition, the price of gold has on occasion been subject to very rapid short-term changes due to speculative activities. Fluctuations in gold prices may adversely affect the Corporation's financial performance and results of operations.

Uncertainty of Reserve and Mineral Resource Estimates

The figures for proved and probable ore reserves and mineral resources presented by the Corporation are estimates and no assurance can be given that the anticipated tonnages and grades will be achieved or that the indicated level of recovery will be realized. The ore grade actually recovered by the Corporation may differ from the estimated grades of the reserves and mineral resources. Such figures have been determined based upon assumed gold prices and operating costs. Future production could differ dramatically from ore reserve estimates for, among others, the following reasons:

      o mineralization or formations could be different from those predicted by drilling, sampling and similar examinations;
      o increases in operating mining costs and processing costs could adversely affect ore reserves;
      o the grade of the ore reserves may vary significantly from time to time and there is no assurance that any particular level of gold may be recovered from the ore reserves; and
      o declines in the market price of gold may render the mining of some or all of the Corporation's ore reserves uneconomic.

Any of these factors may require the Corporation to reduce its ore reserves estimates or increase its costs. Short term factors, such as the need for the additional development of a deposit or the processing of new different grades, may impair the Corporation's profitability. Should the market price of gold fall, the Corporation could be required to materially write down its investment in mining properties or delay or discontinue production or the development of new projects.

Nature of Mineral Exploration and Mining

The exploration for and development of mineral deposits involves significant financial risks which even a combination of careful evaluation, experience and knowledge may not eliminate. While the discovery of an ore body may result in substantial rewards, few properties which are explored are ultimately developed into producing mines. Major expenses may be required to establish ore reserves, to develop metallurgical processes and to construct mining and processing facilities at a site. It is impossible to ensure that the current programs


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planned for the Corporation will result in a profitable commercial mining operation.

The Corporation's operations are subject to all of the hazards and risks normally incident to exploration, development and production of gold, any of which could result in damage to life or property, environmental damage and possible legal liability for any or all damage. The Corporation's activities may be subject to prolonged disruptions due to weather conditions depending on the location of operations in which the Corporation has interests. Hazards, such as unusual or unexpected formations, rock bursts, pressures, cave-in, flooding or other conditions may be encountered in the drilling and removal of material. While the Corporation may obtain insurance against certain risks in such amounts as it considers adequate, the nature of these risks are such that liabilities could exceed policy limits or could be excluded from coverage. There are also risks against which the Corporation cannot insure or against which it may elect not to insure. The potential costs which could be associated with any liabilities not covered by insurance or in excess of insurance coverage or compliance with applicable laws and regulations may cause substantial delays and require significant capital outlays, adversely affecting the Corporation's earnings and competitive position in the future and, potentially, its financial position and results of operation.

Whether a gold deposit will be commercially viable depends on a number of factors, some of which are the particular attributes of the deposit, such as its size and grade, proximity to infrastructure, financing costs and governmental regulations, including regulations relating to prices, taxes, royalties, infrastructure, land use, importing and exporting of gold and environmental protection. The effect of these factors cannot be accurately predicted, but the combination of these factors may result in the Corporation not receiving an adequate return on invested capital.

Capital Investment

Mining exploration involves financial risk and capital investment. The Corporation's only means of acquiring investment capital will be by the sale of equity shares or the rights to acquire equity shares. It will have no source of funds to engage in additional exploration and development which may be necessary to exploit its properties other than interest earned on its short-term investments, and further financing.

Additional Financing Needed for Joint Venture Investment

To maintain the Corporation's interest in the Joint Venture, additional financing in excess of USD$2,000,000 will be required. If the additional financing cannot be obtained, the Corporation will lose its initial investment and any future investment. No assurance can be made that the Corporation will be able to obtain such additional financing.

The Corporation's activities will be initially directed to the search for and the development of new mineral deposits, and significant capital investment will be required to achieve commercial production from successful exploration efforts. There is no assurance that the Corporation will have, or be able to raise, the required funds to continue these activities.


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